UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2008

Power-One, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29454	77-0420182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Calle Plano Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

(805) 987-8741

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 11, 2008, Power-One, Inc. (the “Company”) issued a press release related to its plan to offer $75 million of Senior Secured Convertible Notes due 2013.  On June 12, 2008, the Company issued a press release related to the pricing of its $75 million 8% Senior Secured Convertible Notes due 2013.  The offering was made by means of a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended.  The Company has granted a 30-day option to the initial purchaser to purchase up to an additional $5 million aggregate principal amount of the notes.  The notes will be secured by a pledge of the Company’s interests in certain of its subsidiaries and other property and assets.

A copy of each press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.  Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act; except as shall be expressly set forth by specific reference in such filing. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01	Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

Exhibit 99.1	Press Release issued by Power-One, Inc. on June 11, 2008, announcing the proposed private offering of $75 million Senior Secured Convertible Notes due 2013.

Exhibit 99.2	Press Release issued by Power-One, Inc. on June 12, 2008 announcing the pricing of $75 million 8% Senior Secured Convertible Notes due 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER-ONE, INC.
(Registrant)

		By:	/s/JEFFREY J. KYLE
Date:	June 12, 2008		Jeffrey J. Kyle
Vice President – Finance, Treasurer and Chief Financial Officer